Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Issues Statement on Investigation

ORLANDO, Fla. – May 1, 2003 – Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today announced that, on April 30, 2003, federal agents served search warrants at the Company’s corporate headquarters and four other facilities in three states and were provided access to a number of current and historical financial records and other materials. The agents also served a grand jury subpoena on the Company on behalf of the United States Attorney’s Office for the Northern District of Illinois relating to the same information. The Company is cooperating fully with the investigation; however, it has not been informed by the government of the subject matter of the inquiry. The Company can give no assurances as to the duration of the investigation or as to whether or not the government will institute proceedings against the Company or any of its employees or as to the violations that may be asserted. The Company previously received informal requests for information from the Division of Enforcement of the Securities and Exchange Commission related to matters that were the subject of the Company’s previously disclosed internal investigation regarding VA contracts, and has already provided documents in response. As a health care provider, Rotech is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documentation and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by the Company for payment of services rendered to patients. Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides equipment and services in 48 states through over 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.